Ex. 99.28.h.iv

Rafferty Capital Markets, LLC

1010 Franklin Avenue

Garden City, NY 11530

FINANCIAL INTERMEDIARY SELLING AGREEMENT

This Agreement made as of ________________________, 2017 between Rafferty Capital Markets, LLC (“RCM”), a limited liability corporation organized and existing under the laws of the State of New York, and ______________________________(“Financial Intermediary”), a corporation organized and existing under the laws of ____________________________.

WHEREAS, each fund listed on Schedule A (each a “Fund”) is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company or as a series thereof and currently offers for public sale shares of common stock or beneficial interest (“Shares”),

WHEREAS, RCM serves as principal underwriter in connection with the offering and sale of the Shares of each Fund pursuant to a Distribution Agreement, and

WHEREAS, Financial Intermediary desires to serve as a distributor for the Shares, and

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, RCM and Financial Intermediary agree as follows:

1.

Offers and Sales of Shares. The Financial Intermediary is to offer and sell Shares to its customers only at the applicable public offering price, giving effect to any cumulative or quantity discounts or other purchase programs, plans, or services described in the then- current prospectus (es), including any supplements or amendments thereto, of each Fund (collectively, the “Prospectus”).  Redemptions and exchanges of shares will be made at the net asset value of such shares, less any applicable deferred sales charge and redemption fees as provided in each Fund’s Prospectus.  The Financial Intermediary agrees to act only as agent on behalf of its customers in such transactions and shall not have authority to act as agent for the Funds, for RCM, or for any other dealer or other financial intermediary in any respect. Financial Intermediary agrees to purchase Shares for investors at the applicable public offering price. Unless otherwise mutually agreed in writing, each transaction shall be confirmed in writing. In its sole discretion, either the Fund or RCM may reject any purchase order and may, provided notice is given to the Financial Intermediary, suspend sales or withdraw the offering of Shares entirely.  The Financial Intermediary agrees that neither the Funds nor RCM has any responsibility for determining whether the shares are suitable for the Financial Intermediary’s customers.  The Financial Intermediary agrees to offer and sell a Fund’s shares in compliance with the Fund’s Prospectus and agrees to have systems, procedures and/or policies in place that are reasonably designed to ensure the Financial Intermediary’s compliance with the terms of this Agreement, the Prospectus and all relevant rules and regulations regarding the handling of mutual fund share orders on a timely basis.  Financial Intermediary agrees to provide, upon reasonable request from RCM, periodic confirmations or certifications that all purchases and sales have been done in accordance with the requirements set forth in this paragraph 1 and/or a written explanation of any deviations therefrom.

2.

Procedures Related to Orders for Purchases and Sales.

a.

Orders shall be placed either directly with the Fund’s transfer agent in accordance with such procedures as set forth in each Fund’s Prospectus, and to the extent consistent with the Prospectus, as may be established by RCM or the transfer agent, or with the transfer agent through the facilities of the National Securities Clearing Corporation (“NSCC”), if available, in accordance with the rules of the NSCC.  In addition, all orders are subject to acceptance or rejection by RCM or the Fund in the sole discretion of either.  Purchase orders shall be subject to receipt by the Fund’s transfer agent of all required documents in proper form and to the minimum initial and subsequent purchase requirements set forth in the Prospectus.  Settlement of transactions shall be in accordance with such procedures as may established by RCM, the transfer agent or, if applicable, the rules of the NSCC.  If payment is not received, RCM and the Fund reserve the right forthwith to cancel the sale, or at the option of RCM or the Fund to sell the Shares at the then prevailing net asset value, in which in either case the Financial Intermediary agrees to be responsible for any loss resulting to the Fund and/or to RCM from its failure to make payments as aforesaid.

b.

RCM will not accept from the Financial Intermediary any conditional orders for Shares. Delivery of certificates for Shares purchased shall be made by the Funds only if requested (provided that the Fund issues certificates) and only against receipt of the purchase price, subject to deduction for any discount reallowed to the Financial Intermediary and RCM’s portion of the sales charge on any such sale.

c.

To the extent Financial Intermediary maintains an omnibus account with a Fund, Financial Intermediary shall be required to execute the “Rule 22c-2 Shareholder Information Agreement” attached hereto as Schedule B to this Agreement.  Without limiting the generality of the foregoing, Financial Intermediary agrees to cooperate with all requests by the Funds with respect to discouraging, monitoring and terminating patterns of trading that the Funds deem disruptive, including providing, upon reasonable request by the Funds, the Taxpayer Identification Number of all shareholders (as such term is defined by Rule 22c-2 under the 1940 Act) that purchased, redeemed, transferred or exchanged shares held through an account with Financial Intermediary, and the amounts and dates of such purchases, redemptions, transfers or exchanges.  Financial Intermediary agrees to comply with any restrictions and limitations on purchases, redemptions and exchanges described in the Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing) and any share purchase eligibility requirements.  If it should come to Financial Intermediary’s attention that any Customers are engaging in a pattern of purchases, redemptions and/or exchanges of shares that appears to evidence market timing, Financial Intermediary shall promptly notify RCM and the Funds in writing of such pattern.  Financial Intermediary agrees to execute any instructions from RCM or the Funds to restrict or prohibit further purchases or exchanges of Fund shares by a shareholder (as such term is defined by Rule 22c-2 under the 1940 Act) who has been identified by the Funds as having engaged in transactions in Fund shares (directly or indirectly through the Financial Intermediary) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

d.

Financial Intermediary agrees:

i.

to purchase shares only to cover purchase orders Financial Intermediary already has received, or for Financial Intermediary’s own investment;

ii.

to maintain records of all transactions in Fund shares made through Financial Intermediary and to furnish RCM or the Funds with copies upon reasonable request;

iii.

not to withhold placing customers’ orders for shares so as to profit as a result of such withholding;

iv.

to comply with the standards for reducing or eliminating sales charges as set forth in the Prospectus and to not place orders for Fund shares in amounts just below the breakpoint at which sales charges are reduced so as to benefit from a higher sales charge applicable to the amount below the breakpoint; and

v.

to purchase Fund shares only through RCM.

e.

Financial Intermediary agrees to be responsible to the Funds, the Transfer Agent and RCM for any losses, claims, damages or expenses resulting from execution of any transactions in Fund shares pursuant to this Agreement registered in the name of or beneficially owned by any Customer in reliance on Financial Intermediary’s instructions or other exercise of authority on Financial Intermediary’s customers’ behalf.  Notwithstanding the foregoing, Financial Intermediary shall not have any obligation of indemnity or reimbursement to the extent said loss, claim, demand or expense (including, without limitation, reasonable attorneys' fees) is caused by RCM’s willful misconduct or gross negligence.  RCM shall use reasonable efforts to mitigate any such costs and expenses.  Additionally, each party hereby acknowledges and agrees that Financial Intermediary’s obligation of indemnity or reimbursement, if any, shall be limited to actual damages.  In no event shall Financial Intermediary be liable, in any manner whatsoever, for consequential, incidental, special or punitive damages.

3.

Shareholder Information.  Financial Intermediary agrees that RCM, the Funds and the Transfer Agent may mail or otherwise distribute to Fund shareholders any material concerning the Funds or other funds or services.  If Financial Intermediary holds Fund shares in record name or as nominee for its customers: (a) all Prospectuses, proxy statements, shareholder reports, and other printed material will be sent to Financial Intermediary; (b) any confirmations and other communications to shareholders will be transmitted to Financial Intermediary (collectively, “Shareholder Communications”), and (c) Financial Intermediary will be responsible for forwarding such printed material, confirmations, and communications, or the information contained therein, to all customers for whose account Financial Intermediary holds Fund shares.

4.

Procedures for Redemption, Repurchase and Exchange. Redemption or repurchases of  Shares as well as exchange requests shall be made in accordance with the procedures, set forth in each Fund’s Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to the Financial Intermediary by RCM from time to time.

5.

Compensation.

a.

RCM to compensate Financial Intermediary in a manner contemplated by the Fund’s Prospectus unless otherwise agreed to by RCM and Financial Intermediary.

b.

On each purchase of Shares by the Financial Intermediary from RCM, the total sales charges and discount to selected Financial Intermediary, if any, shall be as stated in each Fund’s Prospectus. Such sales charges and discounts to the Financial Intermediary are subject to reductions under a variety of circumstances as described in each Fund’s Prospectus. To obtain these reductions, RCM must be notified when a sale takes place that would qualify for the reduced charge.  If the Financial Intermediary fails to notify RCM regarding any such sales charge reductions, neither RCM nor the Fund will be liable for reimbursing the customer for the reduction or waiver that should have been in effect. The Financial Intermediary agrees to provide reasonable assurance that every customer receives the benefit of any appropriate reduction in, or waiver of, a sales charge as described in the Prospectus.  If any Shares sold to the Financial Intermediary under the terms of this Agreement are redeemed by a Fund or repurchased within seven business days after the date the Financial Intermediary purchased such Shares, the Financial Intermediary agrees to forfeit its right to any discount or commission received by or allowed to the Financial Intermediary from its original sale.

c.

From time to time during the term of this Agreement, RCM may make payments to Financial Intermediary pursuant to one or more distribution plans adopted by certain of the Funds pursuant to Rule 12b-1 under the 1940 Act (“Plan of Distribution”) in consideration, with respect to each such Fund, of your furnishing distribution services hereunder and providing administrative, accounting and other services, including personal service and/or the maintenance of shareholder accounts. The provisions and terms of a Fund’s Plan of Distribution are described in its Prospectus and Statement of Additional Information (“SAI”), and the Financial Intermediary agrees that RCM has made no representations to the Financial Intermediary with respect to the Plan of Distribution in addition to or conflicting with the description set forth therein. The Financial Intermediary agrees that (a) Financial Intermediary has no right to receive payment of any amounts otherwise payable to it by RCM under a Fund’s Plan of Distribution until such time as RCM is in receipt of such fee from the Fund and (b) RCM’s liability to the Financial Intermediary for the payment of any such fees is limited solely to the amount of the applicable Fund’s fee sent to RCM pertain to shares of the Fund where Financial Intermediary is listed as broker of record.

d.

Financial Intermediary agrees to disclose all compensation that the Financial Intermediary receives under this Agreement, together with any other compensation that the Financial Intermediary receives in connection with its customer investments in Fund shares as required by applicable law.

6.

Registration. The Financial Intermediary represents and warrants that (a) it is registered as a broker-dealer under the Securities Exchange Act of 1934 (“the 1934 Act”), is qualified as a broker-dealer in all states or other jurisdictions in which it sells Fund Shares, and, if it sells shares in additional states or jurisdictions in the future, it will become qualified to act as a broker-dealer in each such state or jurisdiction prior to selling any Fund shares or (b) it is not required under applicable federal and state laws to be registered as a broker-dealer. The Financial Intermediary shall maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement.  The Financial Intermediary further represents and warrants that, if required, it is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and that it agrees to abide by the Conduct Rules of the FINRA. The Financial Intermediary further represents and warrants that it is a member of the Securities Investor Protection Corporation (“SIPC”) in good standing.

7.

Compliance with Federal and State Laws.

a.

The Financial Intermediary will not sell any of the Shares except in compliance with all applicable federal and state securities laws. In connection with sales and offers to sell Shares, the Financial Intermediary will furnish or cause to be furnished to each person to whom any such sale or offer is made, at or prior to the time of the offering or sale, a copy of the Prospectus, and, if requested, the related SAI. RCM shall be under no liability to the Financial Intermediary except for lack of good faith, and for obligations expressly assumed by RCM herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation, or provision binding any persons acquiring any security to waive compliance with, or to relieve the parties hereto from any liability arising under, the federal securities laws.

b.

RCM shall, from time to time, inform the Financial Intermediary as to the states and jurisdictions in which RCM believes the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions. The Financial Intermediary agrees that it will not knowingly offer or sell Shares in any state or jurisdiction in which Shares are not qualified, unless any such offer or sale is made in a transaction that qualifies for an exemption from registration.

c.

RCM assumes no responsibility in connection with the registration of the Financial Intermediary under the laws of the various states or under federal law or the Financial Intermediary’s qualification under any such law to offer or sell Shares.

8.

Unauthorized Representations.  No person is authorized to make any representations concerning Shares of the Funds except those contained in the Prospectus, SAI and printed information issued by each Fund or by RCM as information supplemental to each Prospectus. RCM shall, upon request, supply the Financial Intermediary with reasonable quantities of Prospectuses and SAIs. The Financial Intermediary agrees not to use other advertising or sales material, relating to the Funds unless approved by RCM in advance of such use.  Neither party shall use the name of the other party in any manner without the other party’s written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.  Financial Intermediary may include the Funds on its "list of Funds" offered to its customers.

9.

Confirmations. The Financial Intermediary agrees to send confirmations of orders to its customers as required by Rule 10b-10 of the 1934 Act. On orders placed directly with the Fund or its Agents, confirms will be sent to customers, as required, by the Fund’s Transfer Agent.

10.

Records.   The Financial Intermediary agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of Shares,

and upon the reasonable request of RCM, or of the Funds, to make these records available to RCM or the Fund’s Administrator as reasonably requested and except as prohibited by law. On orders placed directly with the Fund or its Agents, the Fund’s Transfer Agent, will maintain all records required by state and federal laws and regulations relating to the offer and sale of Shares.

11.

Taxpayer Identification Numbers.  The Financial Intermediary agrees to obtain any taxpayer identification number certification from its customers required under the Internal Revenue Code and any applicable Treasury regulations, and to provide RCM or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

12.

Indemnification. (a) The Financial Intermediary shall indemnify and hold harmless, RCM, each Fund, the transfer agent of the Funds, and their respective affiliates, officers, directors, agents, employees and controlling persons from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with any breach by the Financial Intermediary of any provision of this Agreement; (b) RCM shall indemnify and hold harmless the Financial Intermediary and its affiliates, officers, directors, agents, employees and controlling persons from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with any breach by RCM of any provision of this Agreement; (c) The Agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnifying Partner) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this sub-paragraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

13.

No Agency Created.  In offering and selling Shares to Financial Intermediary’s customers, Financial Intermediary agrees to act as dealer for its own account and in no transaction shall it have any authority to act or hold itself out as agent for RCM or the Fund, except for the limited purposes set forth under this Agreement.  RCM acknowledges that customers of Financial Intermediary who purchase Shares are Financial Intermediary’s customers.  Financial Intermediary shall be responsible for opening, approving, and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the Rules of the Securities and Exchange Commission and FINRA.

14.

Termination, Assignment and Amendment.  Either party to this Agreement may cancel this Agreement by giving thirty (30) days’ written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or member thereof or was mailed to the other party at its address as shown below in section 15. This agreement will terminate automatically without notice with respect to any Fund if (a) either party files a petition in bankruptcy,

(b) a trustee or the like is appointed for either party or its assets under federal bankruptcy laws, (c) the Financial Intermediary’s registration as a broker-dealer with the Securities and Exchange Commission is suspended or revoked, (d) either party’s FINRA membership is suspended or revoked, (e) if an application for a protective decree under the provisions of the Securities Investor protection Act of 1970 shall have been filed against either party, or (f) the Distribution Agreement between RCM and a Fund is terminated. Termination of this Agreement by operation of this Section 14 shall not affect any unpaid obligations under Sections 2, 3, or 5 of this Agreement or the liability, legal and indemnity obligations set forth under Sections 6, 7, 8, 9 or 12 of this Agreement. This Agreement may be amended only by written agreement executed by all of the parties hereto.

15.

Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by electronic mail, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to RCM shall be given or sent to RCM at its offices located at:

1010 Franklin Avenue

Garden City, NY 11530

Attn: Thomas Mulrooney

All notices to the Financial Intermediary shall be given or sent to: Financial Intermediary

____________________________

____________________________

____________________________

16.

Miscellaneous. The captions in this Agreements are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

17.

Governing Law; Venue.  This Agreement shall be construed in accordance with the laws (without regard, however, to conflicts of law principles) of the State of New York and the 1940 Act, the latter shall control.  To the extent Section 23 of this Agreement is determined to be invalid, any conflicts arising under or relating to this Agreement shall be adjudicated in the City of New York and the State of New York.

18.

Confidentiality. RCM and the Financial Intermediary agree to preserve the confidentiality of any and all materials and information (collectively, “Materials”) furnished by either party in connection with this Agreement.  The provisions of this Section shall not apply to any information which: (a) is independently developed by the receiving party, provided the receiving party can satisfactorily demonstrate such independent development with appropriate documentation; (b) is known to the receiving party by a third party prior to disclosure by the disclosing party; (c) is lawfully disclosed to the receiving party by a third party not under a separate duty of confidentiality with respect thereto to the disclosing party; or (d) otherwise is publicly available through no fault or breach by the receiving party; or (e) is required to be disclosed pursuant to any applicable law, rule, regulation or order of an entity having jurisdiction over the disclosing party.

19.

Privacy and Safeguarding of Customer Information.  Each party acknowledges that certain information made available to the other party may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, Regulation S-P, or other federal and state privacy laws and the regulations promulgated thereunder (collectively, “Privacy Laws”). The parties warrant and represent they are currently fully compliant and will hereafter remain fully compliant with such Privacy laws and: (a) that all nonpublic personal information shall remain the exclusive property of the owner and the receiving party shall not use any such information for any purpose except in furtherance of this agreement; (b) not to disclose or use such information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws; (c) to disclose nonpublic personal information only to those of its employees and agents who have a need to know such information in furtherance of this Agreement; (d) that they have established and maintained safeguards against the unauthorized access, destruction, loss, or alteration of nonpublic personal information in their control; and (e) to cooperate with the other party and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to either party.

In the event of any improper disclosure of any nonpublic personal information, the party responsible for the disclosure will immediately take the necessary steps to mitigate any further disclosure and notify the other party. The party responsible for the disclosure must also comply with and satisfy any applicable state or federal breach notification requirements.

The provisions of this section shall survive the termination of this Agreement.

21.

Know Your Customer/Anti-Money Laundering.  Financial Intermediary or its affiliates has established an Anti-Money Laundering Program that is designed to comply with, as applicable, the Bank Secrecy Act (the “BSA”) as amended by the USA PATRIOT Act of 2001, regulations and Executive Orders administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the regulations promulgated under the BSA, customer identification program mandated under the BSA, and all other applicable U.S. and other national laws and regulations relating to the prevention of money laundering, and all customers that Financial Intermediary introduces to RCM have been subjected to and will continue to be subjected to such AML Program.  Financial Intermediary agrees to provide RCM with anti-money laundering certifications upon request and RCM agrees to accept such certifications in satisfaction of all applicable AML representations.

22.

Reports.  Upon our request, Financial Intermediary agrees to report to RCM in writing on the amounts Financial Intermediary spends in connection with providing services pursuant to Section 1 and their purposes.  Financial Intermediary also agrees to cooperate with RCM in reporting to the Funds’ boards of trustees/directors or regulators concerning this Agreement and the amounts Financial Intermediary spends in connection with providing the services pursuant to Section 1.

23.

Arbitration Clause – FINRA.   In the event of a material dispute under this Agreement, such dispute shall be settled by arbitration before arbitrators sitting in New York, New York in accordance with the FINRA’s Code of Arbitration Procedures in effect at the time of dispute.  The arbitrators will act by majority decision, and their aware may allocate attorneys’ fees and arbitration costs between RCM and Financial Intermediary.   The arbitrators’ award shall be final and binding between the parties, and such award may be entered as a judgment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

RAFFERTY CAPITAL MARKETS, LLC

By: __________________________

FINANCIAL INTERMEDIARY

By: __________________________

Print Name: ___________________

Title: _________________________

Firm: _________________________

SCHEDULE A TO THE

RAFFERTY CAPITAL MARKETS, LLC

FINANCIAL INTERMEDIARY SELLING AGREEMENT

Funds

Symbol

State Funds – Enhanced Ultra Short Duration Mutual Fund

STATX

CUSIP NUMBER:	856895 107
ISIN NUMBER:	US8568951078

SCHEDULE B TO THE

RAFFERTY CAPITAL MARKETS, LLC

FINANCIAL INTERMEDIARY SELLING AGREEMENT

Rule 22c-2 Shareholder Information Agreement

This Rule 22c-2 Shareholder Information Agreement (“Agreement”) is entered into as of ____________, 2016, between________________________________________________(“Fund Company”),  and ______________________________________________________________ (“Financial Intermediary”).

WHEREAS, Fund Company is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company and currently offers for public sale shares of common stock or beneficial interest (“Shares”) in the separate series of the Fund Company listed on Schedule A, as may be amended from time to time (each, a “Fund” and collectively, the “Funds”);

WHEREAS, Financial Intermediary meets the definition of “Financial Intermediary” under Rule 22c-2;

WHEREAS, Fund Company desires on behalf of each Fund to enter into this Agreement with Financial Intermediary in order for each Fund to comply with its obligations under Rule 22c-2 under the Investment Company Act of 1940;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, Fund Company and Financial Intermediary agree as follows:

1.

Agreement to Provide Information.  Financial Intermediary agrees to provide the Fund or its designee, upon written request, certain information to include the following:

•

The taxpayer identification number (“TIN”), the individual/international taxpayer identification number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of an account or accounts maintained by the Financial Intermediary during the period covered by the request; and

•

The amount, date, name or other identifier of any investment professional(s) or financial adviser associated with the Shareholder(s) or account(s) (if known); and

•

Transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer or exchange of Shares held through the account or accounts.

2.

Period Covered by Request.  Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought.  The Fund or its designee may request transaction information older than ninety (90) days from the date of the request as the Fund or its designee deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

3.

Form and Timing of Response.

a.

Financial Intermediary agrees to provide the requested information specified in Section 1 to the Fund or its designee in a timely manner, but in any event not later than five (5) business days, after receipt of a request.  If requested by the Fund or its designee, Financial Intermediary agrees to use best efforts (i) to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a Financial Intermediary (“indirect intermediary”) and (ii) upon further request of the Fund or its designee, either (A) to provide (or arrange to have provided) the information set forth in Section 1 for those Shareholders who hold an account with an indirect intermediary or (B) to restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund.  Financial Intermediary additionally agrees to inform the Fund or its designee whether it plans to perform (i) or (ii).

b.

Responses required by this Section 3 must be communicated in writing and in a format mutually agreed upon by the parties.

c.

To the extent practicable, the format for any transaction information provided to the Fund or its designee should be consistent with the NSCC Standardized Data Reporting Format.

4.

Limitations on Use of Information.  The Fund and its designee agree not to use the information received for marketing or any other similar purpose without the prior written consent of the Financial Intermediary.

5.

Agreements to Restrict Trading.

a.

Financial Intermediary agrees to execute written instructions from the Fund or its designee to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund or its designee as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Financial Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

b.

Form of Instruction.  Instructions to restrict or prohibit trading must include the TIN, ITIN or GII, if known, and the specific restrictions(s) to be executed.  If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

c.

Timing of Response.  Financial Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Fund or its designee.

d.

Confirmation by Financial Intermediary.  Financial Intermediary must provide written confirmation to the Fund or its designee that instructions from the Fund or its designee to restrict or prohibt trading have been executed.  Financial Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

6.

Applicability to Affiliates.  The Financial Intermediary acknowledges and agrees that the Financial Intermediary has identified and/or will identify to the Fund Company all persons affiliated with the Financial Intermediary and known to the Financial Intermediary who meet the definition of “Financial Intermediary” as set forth in Section 7 of this Agreement. In the event that any such person is not so identified, such person shall be deemed to be subject to the terms and conditions of this Agreement until such person has entered into a separate agreement with the Fund Company.

7.

Definitions.  All terms not otehrwise defined herein shall have the same means as set forth in Rule 22c-2.

a.

Additional Definitions.

i.

The term “Fund,” includes the definition provided in Rule 22c-2 and it also includes the fund’s principal underwriter and transfer agent.

ii.

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment company Act of 1940 that are held by the Financial Intermediary.

iii.

The term “Shareholder” includes the definition provided in Rule 22c-2  and:

1.

Alternative for use with retirement plan recordkeeps: The term “Shareholder” means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

2.

Alternative for use with insurance companies:  The term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Financial Intermediary.

iv.

The term “written” includes electronic writings and facsimile transmissions.

8.

Amendments.  This Agreement may only be amended by written agreement executed by all of the parties hereto.

9.

Third-Party Beneficiaries.  As required by Rule 22c-2, the Fund Company is entering into this agreement on behalf of each Fund listed on Schedule A to the Financial Intermediary Selling Agreement between Rafferty Capital Markets, LLC, the principal Underwriter to the Fund(s) and Financial Intermediary. Each Fund shall have the right to enforce all terms and provisions of this Agreement against any and all parties hereto and or otherwise involved in the activities contemplated herein.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

______________________________

Financial Intermediary

______________________________

Street Address

______________________________

City

State

Zip Code

______________________________

Authorized Signature

Date

______________________________

Name and Title

Accepted: RAFFERTY CAPITAL MARKETS, LLC DISTRIBUTOR FOR ____________________ _________________________ Authorized Signature

Return signed agreements to:

Rafferty Capital Markets, LLC

1010 Franklin Avenue

Garden City, NY 11530